The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 15, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT (to Prospectus dated September 3, 2025)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-290008

Customers Bancorp, Inc.

$
% Fixed-to-Floating Rate Subordinated Notes due 2036

___________________________________

We are offering $ aggregate principal amount of     % Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”). The Notes will mature on        , 2036. From and including the date of original issuance to, but excluding,            , 2031, or the date of earlier redemption, the Notes will bear interest at a fixed annual interest rate of    % per annum, payable semiannually in arrears on              and              of each year, commencing on            , 2026. From and including,            , 2031, to, but excluding,            , 2036 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of        basis points, payable quarterly in arrears on             ,             ,             ,               and,           of each year, commencing on            , 2031. Notwithstanding the foregoing, in the event that Three-Month Term SOFR is less than zero, then Three-Month Term SOFR shall be deemed to be zero.

We may, at our option, redeem the Notes (i) in whole or in part beginning with the interest payment date of             , 2031, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Customers Bancorp, Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”). The redemption price for any redemption is 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.

The Notes will rank junior to all of our existing and future senior indebtedness. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Customers Bank. As a result, the Notes will be subordinate in right of payment to Customers Bank’s outstanding 6.125% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “2029 Subordinated Notes”). The Notes will be obligations of Customers Bancorp, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries, including Customers Bank.

Because we are a holding company, our cash flows and consequent ability to service our obligations, including the Notes and our other debt securities, are dependent on distributions and other payments to us by our subsidiaries, and funds raised from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of creditors and any preferred equity holders of our subsidiaries. The Notes will not be convertible or exchangeable, subject to repayment at the option of the holder prior to maturity or entitled to any sinking fund.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

	Public Offering Price(1)		Underwriting Discounts and Commissions(2)		Proceeds, Before Expenses, to us
Per Note		%		%		%
Total	$		$		$

__________

(1)	Plus accrued interest, if any, from , 2025 to the date of delivery.
(2)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

The underwriters expect to deliver the Notes in book-entry only form on or about              , 2025.

Investing in the Notes involves significant risk. You should carefully read and consider the information referred to under “Risk Factors” beginning on page S-6, of this prospectus supplement, as well as those risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and other information we file from time to time with the Securities and Exchange Commission, which we refer to as the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Notes are not a savings accounts, deposits or other obligation of, or guaranteed by, our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, which we refer to as the FDIC, or any other government agency or public or private insurer.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	Raymond James

___________________________________

The date of this prospectus supplement is             , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell to the public any combination of the securities described in the accompanying prospectus, including debt securities like the Notes offered hereby, up to an indeterminate amount. You should read and consider all of the information included in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in the Notes. We are not making any representation to you regarding the legality of an investment in the Notes by you under applicable investment or similar laws.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, any of the securities offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Customers Bancorp,” “Customers,” the “Company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

We expect that delivery of the Notes will be made against payment therefor on or about on or about         , 2025, which will be the third business day following the date of pricing of the Notes, or “T+3.” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the date that is one business day prior to the settlement date will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of fact and typically relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

In addition to the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, other important factors to consider and evaluate with respect to such forward-looking statements include:

•	a prolonged downturn in the economy, particularly in the geographic areas in which we do business, or an unexpected decline in real estate values within our market areas;
•	the impact of forbearances or deferrals we are required to provide or that we agree to as a result of borrower requests and/or government actions, including, but not limited to our potential inability to fully recover deferred payments from the borrower or the collateral;
•	inflation, interest rate, securities market and monetary fluctuations;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•	our ability to attract and retain deposits and other sources of liquidity;
•	public health crises and pandemics and their effects on the economic and business environments in which we operate;
•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States;
•	the effects of actions by the federal government, including the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships;
•	the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding;
•	higher inflation and its impacts;
•	the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners;
•	our ability to raise additional funding in the capital markets, if necessary, to fund our operations and business plan;
•	changes in the financial performance and/or condition of our borrowers or depositors;
•	changes in the level of non-performing and classified assets and charge-offs, which may require us to increase our allowance for credit losses, charge off loans and leases and incur elevated collection and carrying costs related to such non-performing assets;
•	changes in estimates of our future loss reserve requirements under current expected credit losses (“CECL”) based upon our periodic review thereof under relevant regulatory and accounting requirements;
•	potential claims, damages, penalties, fines and reputational damage arising from litigation and regulatory and government actions relating to our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our action in response to, or failure to implement or effectively implement, applicable federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect amounts due under our loans;

S-iii

•	the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, Financial Accounting Standards Board and other accounting standard setters;
•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including, without limitation, changes in capital requirements under Basel III;
•	the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations and potential expenses associated with complying with such regulations;
•	the effects of heightened regulatory requirements applicable to banks with assets in excess of $10 billion;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	local, regional and national economic conditions and events and the impact they may have on us and our borrowers and depositors;
•	costs and effects of legal and regulatory oversight and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines, restrictions on our business activities or reputational damage;
•	any failure of ours to comply with anti-money laundering and anti-terrorism financing laws;
•	our ability to identify borrowers and make loans at terms that are favorable to us;
•	our ability to attract and retain qualified personnel;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	our ability to execute our digital distribution strategy;
•	technological changes, including acceptance and success of our proprietary business-to-business (“B2B”) instant payments platform, cubiX, which is subject to a variety of factors that are difficult to evaluate;
•	changes in consumer spending, borrowing and saving habits;
•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	costs and effects of system failures or cybersecurity incidents or other breaches of our network security and the network security of our third- party service providers and our borrowers and depositors;
•	the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not being integrated successfully or such integration being more difficult, time-consuming or costly than expected;
•	our ability to engage third-party service providers and the ability of our third-party service providers to adequately perform their services;
•	material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our shareholders;
•	our ability to manage the risks of change in our deposit and loan mix;
•	our ability to manage the risks inherent in our consumer loan and mortgage portfolios;
•	shareholder and analyst ratings and sentiment, and the effects they may have on the price at which our securities trade;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for those opportunities;
•	our ability to manage servicing, processing forgiveness, and guarantee submissions of Paycheck Protection Program (“PPP”) loans; and
•	any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in the Notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement and in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank, and is a member of the Federal Reserve System, with deposits insured by the FDIC. Customers Bancorp, Customers Bank and our non-bank subsidiaries serve businesses and residents in Berks County and Southeastern Pennsylvania (Bucks, Chester and Philadelphia Counties); New York (Westchester and Suffolk Counties, and Manhattan); Hamilton, New Jersey; Boston, Massachusetts; Providence, Rhode Island; Portsmouth, New Hampshire; California (Southern California and the Bay Area); Nevada (Las Vegas and Reno); and nationally for certain loan and deposit products.

Customers Bank has seven branches and provides commercial banking products, primarily loans and deposits. In addition, Customers Bank administratively supports loan and other financial products, including equipment finance leases, to customers through its limited-purpose offices. Customers Bank also serves specialized businesses nationwide, including its mortgage finance loans, commercial equipment financing, Small Business Administration lending and specialized lending. Customers Bank also offers consumer loans through relationships with fintech companies.

Recent Development

On October 30, 2025, Customers Bancorp, Inc. announced that the Board of Directors declared a quarterly cash dividend on its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F of $0.5726314 per share. The dividend is payable on December 15, 2025 to shareholders of record on November 30, 2025. In addition, Customers Bancorp, Inc. also announced that it intends to redeem, in whole, all 3,400,000 shares of Series F Preferred Stock (the “Series F Preferred Stock”), which had a current declared dividend rate of 9.06%.

The redemption date for the Series F Preferred Stock is December 15, 2025 (the “Series F Redemption Date”). The cash redemption price, payable on the Series F Redemption Date, for each share of Series F Preferred Stock, will equal $25. Because the redemption date is also a dividend payment date for the Series F Preferred Stock, the redemption price does not include declared and unpaid dividends. Holders of record on November 30, 2025 will separately receive the regular quarterly dividend of $0.5726314 per share due on the Series F Redemption Date. After giving effect to the redemption, no shares of the Series F Preferred Stock will remain outstanding, and dividends will no longer accrue on such securities. See “Capitalization.”

Our Corporate Information

We were incorporated as a Pennsylvania incorporation on April 7, 2010 to facilitate a reorganization into a bank holding structure pursuant to which Customers Bank became our wholly owned subsidiary. Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. We have included our web address as inactive textual references only. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

S-1

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer	Customers Bancorp, Inc.

Securities Offered	% Fixed-to-Floating Rate Subordinated Notes due 2036.

Aggregate Principal Amount	$

Maturity Date	The Notes will mature on , 2036 (the “Maturity Date”).

Issue Date	, 2025

Issue Price	%

Interest Rate

From and including the date of original issuance to, but excluding,             , 2031 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at a fixed annual rate of    % per annum, payable semi-annually in arrears on           and            of each year (each, a “fixed rate interest payment date”), commencing on            , 2026. The last fixed rate interest payment date for the fixed rate period will be            , 2031.

From and including            , 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark (as defined under “Description of the Notes — Interest”) rate (which is expected to be Three-Month Term SOFR (as defined below)) plus a spread of        basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on            ,             ,             , and,           of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on            , 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, when the Benchmark rate is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent or our designee after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes — Interest”).

S-2

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes — Interest”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes —Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period occurring after the applicable Benchmark Transition Event and its related Benchmark Replacement Date during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes”) plus basis points.

Record Dates

The interest payable on the Notes during the fixed rate period will be paid to the person in whose name such Note is registered at the close of business on the 15th day (whether or not a business day) immediately preceding the applicable fixed rate interest payment date.

The interest payable on the Notes during the floating rate period will be paid to the person in whose name such Note is registered at the close of business on the 15th day (whether or not a business day) immediately preceding the applicable floating rate interest payment date.

Day Count Convention

During the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

During the floating rate period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed in each interest period (or any other relevant period).

Ranking

The Notes will be our general unsecured subordinated obligations and will be:

•      junior in right of payment and upon our liquidation to any of our existing and future Senior Indebtedness (as defined under “Description of the Notes — Ranking; Subordination”), whether secured or unsecured; equal in right of payment and upon our liquidation with any of our existing and future subordinated indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•      senior in right of payment and upon our liquidation to our existing and future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes;

•      effectively subordinated to all our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

S-3

•      structurally subordinated to any existing and future liabilities and obligations of our existing and future subsidiaries, including, without limitation, Customers Bank’s depositors, liabilities to general creditors, liabilities arising in the ordinary course of business or otherwise and the 2029 Subordinated Notes.

As of September 30, 2025, on a consolidated basis, our outstanding indebtedness and other liabilities totaled approximately $22.1 billion (excluding intercompany liabilities), which includes approximately $20.4 billion of deposits, $1.2 billion of Federal Home Loan Bank (“FHLB”) advances, $99.2 million of senior notes, $182.7 million of subordinated notes (including $73.1 million of Customers Bancorp, Inc.’s subordinated notes, the “Holdco Subordinated Notes”), and $251.8 million of accrued interest payable and other liabilities. All of these liabilities except for the Holdco Subordinated Notes are contractually or structurally senior to the Notes.

The Notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency of fund of the United States.

Redemption

We may, at our option, beginning with the interest payment date of             , 2031, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Redemption.” Any partial redemption will be made pro rata among all of the holders, by lot or otherwise in accordance with DTC (as defined under Description of the Notes) procedures.

We may also redeem the Notes at any time prior to their maturity, including prior to             , 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Customers Bancorp becoming required to register as an investment company pursuant to the 1940 Act. The Notes are not subject to redemption or prepayment at the option of the holders. See “Description of the Notes — Redemption.”

Listing	Currently, there is no public market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or automated dealer quotation system.

S-4

Further Issuances	The Notes will initially be limited to an aggregate principal amount of $ . We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes under the Indenture ranking equally with the Notes and with identical terms in all respects (except for the offering price, the payment of interest accruing prior to the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption, or otherwise as the Notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $           after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, the redemption of all or less than all of the 2029 Subordinated Notes on March 26, 2026, working capital and the funding of organic growth at Customers Bank, repaying indebtedness, redeeming shares of the Company’s preferred stock once they become redeemable, repurchasing shares of the Company’s common stock, funding, in whole or in part, possible future acquisitions of other financial services businesses. See “Use of Proceeds.”

Tax Considerations	You should carefully review the section “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

Certain ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, or benefit plan investor, you should read “Certain ERISA Considerations.”

Global Note; Book-Entry System	The Notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes offered hereby will be evidenced by one or more global certificates deposited with the trustee for the Notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See “Description of the Notes — Clearance and Settlement.”

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein, for a discussion of factors you should consider carefully before deciding to invest in the Notes.

Governing Law	The Notes and the Indenture pursuant to which we will issue the Notes will be governed by the laws of the State of New York.

Trustee	Wilmington Trust, National Association.
Calculation Agent	We will appoint a calculation agent for the Notes (which may be an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent for the Notes.
Conflicts of Interest	We and Piper Sandler Companies, the parent company of Piper Sandler & Co., an underwriter for this offering, have two 10% or greater shareholders in common. This is deemed a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to Rule 5121, Piper Sandler & Co. will not confirm sales of the Notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

S-5

RISK FACTORS

An investment in the Notes involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in the Notes is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and any reports we have subsequently filed or may file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the price of the Notes could decline and you may lose all or part of your investment. Also see the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

Risks Related to Our Business

For a discussion of additional risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and the other reports we have filed or may in the future file with the SEC, which may amend, supplement or supersede the information contained in that “Risk Factors” section, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and the Notes

You should not rely on indicative or historical data concerning Secured Overnight Financing Rate (“SOFR”).

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of SOFR, when we refer to SOFR-linked notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, and any information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

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On July 29, 2021, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates, which are calculated by the CME Group based on SOFR futures. It is currently anticipated that Three-Month Term SOFR, for purposes of the Notes, will be based on the CME Group’s forward-looking SOFR term rates with a tenor of three months. FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Any failure of SOFR to maintain market acceptance could adversely affect the Notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London Interbank Offered Rate, or LIBOR, in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain wide market acceptance could adversely affect the return on and value of the Notes and the price at which investors can sell the Notes in the secondary market.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked subordinated notes and the trading prices for the SOFR-linked subordinated notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked subordinated Notes, which may adversely affect the trading prices of the SOFR-linked subordinated Notes. In addition, the interest rate on the SOFR-linked subordinated Notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked subordinated Notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated Notes at a rate equal to the spread of % per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked subordinated Notes.

The amount of interest payable on the Notes will vary after               , 2031.

During the fixed rate period, the Notes will bear interest at an initial rate of    % per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus    basis points, subject to the provisions under “Description of the Notes — Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future

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A decrease in SOFR would reduce the rate of interest on the Notes.

The interest rate to be borne by the Notes is based on a spread over SOFR or, if we or our designee determine prior to the relevant reference time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, upon the applicable Benchmark Replacement. Changes in SOFR or such Benchmark Replacement will affect the rate at which the Notes accrue interest and the amount of interest payments on the Notes. Any decrease in SOFR or such Benchmark Replacement will lead to a decrease in the Notes’ interest rate.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.

Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, us or our designee. In addition, the benchmark transition provisions expressly authorize us or our designee to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the floating rate period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked subordinated Notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked subordinated Notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked subordinated Notes, the trading price of the SOFR-linked subordinated Notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked subordinated Notes at all or may not be able to sell the SOFR-linked subordinated Notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market and may consequently suffer from increased pricing volatility and market risk.

A change in the Benchmark may be treated as a significant modification of the Notes for tax purposes, which could result in taxable gain or loss to holders.

If a term of the Notes, such as the interest rate, is altered and the degree to which the Notes are altered is economically significant, the Notes may be treated as exchanged for the modified Notes for U.S. federal tax purposes. A deemed exchange of the Notes could result in taxable gain or loss to the holders, unless certain exceptions apply. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the Notes.

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Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

We may redeem the Notes at our option beginning with the interest payment date of                           , 2031 and on any interest payment date thereafter. In the event that we redeem the Notes, holders of the will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such the redemption date. If we redeem the Notes, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds in a similar security or in securities with an equivalent level of risk that bears comparable interest rates or yields. You should not expect us to redeem any Notes when they first become redeemable or on any particular date thereafter. See “Description of the Notes—Redemption” in this prospectus supplement.

The Notes are unsecured and subordinated to our existing and future Senior Indebtedness.

The Notes will be our unsecured, subordinated obligations and will be subordinated in right of payment and upon our liquidation to all of our existing and future Senior Indebtedness, including obligations to our and our subsidiaries’ general creditors. In addition, the Notes will effectively be subordinated to all of the existing and future indebtedness, deposits and other liabilities of our current and future subsidiaries, including our principal subsidiary, Customers Bank. We and our subsidiaries may incur substantial additional indebtedness, including additional Senior Indebtedness and indebtedness ranking senior to or on a parity with the Notes in the future.

As of September 30, 2025, on a consolidated basis, our outstanding indebtedness and other liabilities totaled approximately $22.1 billion (excluding intercompany liabilities), which includes approximately $20.4 billion of deposits, $1.2 billion of Federal Home Loan Bank (“FHLB”) advances, $99.2 million of senior notes, $182.7 million of subordinated notes and $251.8 million of accrued interest payable and other liabilities. All of these liabilities except the Holdco Subordinated Notes are contractually or structurally senior to the notes. The Indenture (as defined below) does not limit the amount of Senior Indebtedness that we may incur.

In the event that we become insolvent, are placed in receivership or conservatorship, or are liquidated or reorganized, Senior Indebtedness will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate in our remaining assets, if any, ratably with all holders of our unsecured, subordinated indebtedness that is on a parity with the Notes. In any of the foregoing events, we may not have sufficient assets to pay all amounts owing on the Notes and other parity indebtedness. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of senior indebtedness and secured indebtedness. For more information on the subordination of payments under the Notes, see “Description of the Notes — Ranking; Subordination.”

We are a holding company, and banking laws and regulations could limit our access to funds from our bank subsidiary with the result that we may not have access to sufficient cash to make payments on the Notes.

We are a legal entity separate and distinct from our subsidiaries, who do not guarantee the Notes. While we, as a Pennsylvania registered bank holding company, are required to maintain cash positions for our liquidity at the holding company level, our ability to pay dividends, cover operating expenses, and service our debt, including the Notes, depends upon the dividends from our bank subsidiary, Customers Bank. For the nine months ended September 30, 2025, our interest expense on our debt obligations was $5.4 million (holding company only).

Federal and state banking regulations limit dividends from our bank subsidiary to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by Customers Bank was approximately $345 million at September 30, 2025, based on Customers Bank maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. During the nine months ended September 30, 2025, Customers Bank paid dividends of approximately $45 million to us. In addition, federal bank regulatory agencies have the authority to prohibit Customers Bank from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the bank, could be deemed an unsafe or unsound practice.

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Dividend payments from Customers Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if Customers Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, Customers Bank is subject to restrictions under federal law that limit their ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by Customers Bank with us are limited to 10% of the bank subsidiary’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the bank subsidiary’s capital stock and surplus. As of September 30, 2025, a maximum of approximately $469 million was available to us from Customers Bank pursuant to these limitations. Moreover, loans and extensions of credit by Customers Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from Customers Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the Notes.

Our business operations may not generate sufficient cash to service our debt obligations, including our obligations under the Notes.

Our ability to make payments on and/or to refinance our indebtedness, including the Notes, will depend on our financial and operating performance, including dividends payable to us from Customers Bank, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness, including the Notes. If our cash flows and capital resources, and dividends from Customers Bank, are insufficient to fund our debt service obligations, we may be unable to obtain new means of financing to fund our obligations and otherwise implement our business plans, or to pay the principal and interest on the Notes. In the absence of operating results providing us with sufficient cash flow, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations, or seek to restructure our indebtedness, including the Notes. We may not be able to consummate these transactions, and these proceeds may not be adequate to meet our debt service obligations as they become due.

If there is an event of default, holders of the Notes will have limited rights, including limited rights of acceleration.

For all types of default (including default in the payment of principal or interest on the Notes or in the performance of any of our other obligations under the Notes), other than a default relating to bankruptcy, insolvency, reorganization or similar events of Customers Bancorp, the principal amount of the Notes can only be accelerated by the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes. If an event of default relating to bankruptcy, insolvency, reorganization or similar events occurs with respect to Customers Bancorp, the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The limited covenants relating to the Notes do not protect you.

The covenants in the Indenture governing the Notes are limited. In addition, the Notes and the Indenture do not limit our or our subsidiaries’ ability to further issue additional notes, including additional notes of the same series as the Notes, or to incur additional debt or other liabilities. We expect that we will from time to time incur additional indebtedness and other liabilities. As a result, the terms of the Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the Notes.

In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and any share repurchases pursuant to a share repurchase program. In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes.

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Our existing and potential future indebtedness may adversely affect our ability to make payments on the Notes.

We and our subsidiaries have substantial indebtedness outstanding. Our indebtedness, including the indebtedness we or our subsidiaries may incur in the future, could have important consequences for the holders of the Notes, including:

•	limiting our ability to satisfy our obligations with respect to the Notes;

•	increasing our vulnerability to general adverse economic and industry conditions, as well as competitive pressure;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•	requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•	losing assets foreclosed upon by secured lenders;

•	limiting our flexibility in planning for, or reacting to, changes in our business and industry; and

•	putting us at a disadvantage compared to competitors with less indebtedness.

In addition, we are not restricted under the Indenture from granting security interests in our assets, except to the extent described under “Description of the Notes — Merger, Consolidation, Sale, Lease or Conveyance” in this prospectus supplement, or from paying dividends or issuing or repurchasing securities.

Moreover, the Indenture does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience material adverse changes in our financial condition, liquidity or results of operations. You are also not protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Notes — Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” in this prospectus supplement.

The Notes will be obligations of Customers Bancorp and not obligations of Customers Bank or any of our other subsidiaries and will be structurally subordinated to the existing and future indebtedness, deposits and other liabilities and preferred equity of Customers Bank and our other subsidiaries.

The Notes are obligations solely of Customers Bancorp and are not obligations of Customers Bank or any of our other subsidiaries. Customers Bank and Customer Bancorp’s other subsidiaries are separate and distinct legal entities from Customers Bancorp. Customers Bancorp’s rights and the rights of its creditors, including the holders of the Notes, to participate in any distribution of the assets of Customers Bank or any other subsidiary (either as a shareholder or as a creditor) upon an insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding of Customers Bank or such other subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be subject to the claims of the creditors of Customers Bank or such other subsidiary, including debt holders and depositors, and any preferred equity holders. Accordingly, the Notes are structurally subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of Customers Bank and Customers Bancorp’s other subsidiaries.

 As of September 30, 2025, Customers Bank and our other subsidiaries had outstanding indebtedness, deposits and other liabilities of $22.2 billion (excluding intercompany liabilities), which includes $239.7 million of accrued interest payable and other liabilities and no preferred stock outstanding. All of these liabilities are contractually or structurally senior to the Notes. The Indenture does not limit the amount of indebtedness, deposits or other liabilities or preferred equity that Customers Bank or any of Customer Bancorp’s other subsidiaries may incur or issue, all of which would rank structurally senior to the Notes. Any additional indebtedness or deposits, other liabilities or preferred equity that our subsidiaries incur or issue may adversely affect our ability to pay our obligations on the Notes.

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There may be no active trading market for the Notes.

The Notes will be new issues of securities with no established trading markets. The Notes will not be listed on any securities exchange or included in any automated quotation system. There can be no assurance that an active trading market for the Notes will develop, or, if one does develop, that it will be maintained. Although the underwriters have advised us that, following completion of the offering of the Notes, the underwriters currently intend to make secondary markets in the Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. If an active trading market for the Notes does not develop or is not maintained, the market or trading price and liquidity of the Notes may be adversely affected. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, liquidity, and results of operations, including our levels of indebtedness, and other factors.

If a trading market for the Notes develops, a number of factors could adversely affect your ability to liquidate your investment in the Notes prior to maturity and the market price at which the Notes can be sold.

Many factors could affect the trading market for, and the trading value of, the Notes. These factors include the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

The Notes are not insured or guaranteed by the FDIC, any other governmental agency or instrumentality, or any of our subsidiaries.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary, Customers Bank, and are not insured by the FDIC or any other governmental agency or instrumentality, or public or private insurer. The Notes are our obligations only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Customers Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under the Federal Reserve’s regulatory rules and guidelines. Pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Customers Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Customers Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

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Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Accordingly, real or anticipated changes in our credit ratings or their outlook will generally affect the market price of the Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the market price of the Notes. Furthermore, because your return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

A downgrade in our credit ratings or the ratings of Customers Bank could have a material adverse impact on us.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and Customers Bank’s long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and Customers Bank’s control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and Customers Bank may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or Customers Bank’s credit ratings could also increase our and Customers Bank’s borrowing costs and limit access to the capital markets.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the value of our securities, including the Notes and could limit our access to or increase our cost of capital.

We or our designee will make certain determinations with respect to the Notes, which determinations may adversely affect the Notes.

We or our designee will make certain determinations with respect to the Notes as further described under the caption “Description of the Notes—Effect of Benchmark Transition Event.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Notes in our or our designee’s sole discretion as further described under the caption “Description of the Notes— Effect of Benchmark Transition Event.” In addition, we or an affiliate of ours may assume the duties of the calculation agent for the Notes during the floating rate period. In making any required determinations, potential conflicts of interest may exist between us as calculation agent, or our designee (which may be our affiliate), and you. Any of these determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. For further information regarding these types of determinations, see “Description of the Notes— Effect of Benchmark Transition Event.”

We have broad discretion to determine how to use the net proceeds of this offering, and we may not use the net proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. While we may use a portion of the net proceeds of this offering to redeem all or less than all of the 2029 Subordinated Notes on March 26, 2026, we have not allocated the net proceeds from this offering for any specific purposes, and we could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of the Notes or otherwise in ways with which you do not agree. We have not established a timetable for the effective deployment of the net proceeds and we cannot predict how long that will take. If we do not invest or apply the net proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price, if any, of the Notes to decline.

New tax legislative proposals could impact your investment.

New tax legislation is from time to time introduced in the U.S. Congress and current law may change. We cannot be certain if, when or in what form any such new tax law may be enacted and whether any such law will apply to instruments issued earlier than the effective date of such law or to entities in existence earlier than the effective date of such law. It is possible that additional legislation could be introduced and enacted by the current U.S. Congress or future Congresses that could have an adverse impact on investors in the Notes, possibly on a retroactive basis. We suggest prospective investors consult with their tax advisors as to the potential impact of legislative proposals.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $        after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, the redemption of all or less than all of the 2029 Subordinated Notes on March 26, 2026, working capital and the funding of organic growth at Customers Bank, repaying indebtedness, redeeming shares of the Company’s preferred stock once they become redeemable, repurchasing shares of the Company’s common stock, funding, in whole or in part, possible future acquisitions of other financial services businesses. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements, the availability of other funds, and our determination regarding the early redemption of the 2029 Subordinated Notes.

The 2029 Subordinated Notes currently bear interest at a floating rate per annum equal to a benchmark rate, which is currently three-month term SOFR plus a spread of 370.461 basis points, payable quarterly in arrears on March 26, June 26, September 26 and December 26 of each year, commencing on September 26, 2024. The 2029 Subordinated Notes are scheduled to mature on June 26, 2029. We may elect to early redeem the 2029 Subordinated Notes, in whole or in part, on any future interest payment date (March 26, June 26, September 26 and December 26 of each year) at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest, subject to regulatory approval to the extent such regulatory approval is then required. We may determine not to redeem the 2029 Subordinated Notes on March 26, 2026 or to redeem only a portion of the 2029 Subordinated Notes on March 26, 2026 or to redeem the 2029 Subordinated Notes at a later date. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2029 Subordinated Notes. In addition, the redemption will be made solely pursuant to a redemption notice delivered pursuant to the Note Subscription Agreement governing the 2029 Subordinated Notes, and nothing contained in this prospectus supplement constitutes a notice of redemption of the 2029 Subordinated Notes.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2025 (i) on an actual basis, (ii) on an as adjusted basis to give effect to the sale of $ aggregate principal amount of Notes offered hereby and (iii) on an as further adjusted basis to give effect to the sale of $ aggregate principal amount of Notes offered hereby, the redemption of all of the 2029 Subordinated Notes and the redemption of all of the Series F Preferred Stock.

As discussed in “Use of Proceeds” above, we may determine not to redeem the 2029 Subordinated Notes on March 26, 2026 or to redeem only a portion of the 2029 Subordinated Notes on March 26, 2026 or to redeem the 2029 Subordinated Notes at a later date with a portion of the net proceeds from the Notes offered hereby.

You should read this table in conjunction with the more detailed information, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to those statements in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the three month period ended March 31, 2025, the six month period ended June 30, 2025 and the nine month period ended September 30, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information set forth under the caption “Use of Proceeds” above.

	As of September 30, 2025 (unaudited)
	Actual	As Adjusted		As Further Adjusted
	(dollars in thousands)
Cash and cash equivalents:	$4,185,639	$		$
Liabilities:
Total Deposits	20,405,023		20,405,023		20,405,023
FHLB advances	1,195,437		1,195,437		1,195,437
2.875% Fixed-to-Floating Rate Senior Notes due 2031(1)	99,173		99,173		99,173
5.375% Subordinated Notes due 2034(2)	73,083		73,083		73,083
6.125% Fixed-to-Floating Rate Subordinated Notes due 2029(3)	109,635		109,635
% Fixed-to-Floating Subordinated Notes due 2036 (notes offered hereby)	-—
Accrued interest payable and other liabilities	251,753		251,753		251,753
Total Liabilities	$22,134,104	$		$
Shareholders’ equity:
Preferred stock, Series F, par value $1.00 per share; liquidation preference $25.00 per share; 3,400,000 shares issued and outstanding(4)	82,201		82,201
Common stock, par value $1.00 per share; 200,000,000 shares authorized; 36,161,203 shares issued and 34,163,506 shares outstanding	36,161		36,161		36,161
Additional paid-in capital	662,252		662,252		662,252
Retained earnings	1,465,106		1,465,106		1,465,106
Accumulated other comprehensive income, net	(51,089)		(51,089)		(51,089)
Treasury stock, at cost; 1,997,697 shares at September 30, 2025	(68,572)		(68,572)		(68,572)
Total shareholders’ equity	$2,126,059		$2,126,059		$2,126,059
Total Liabilities and Shareholders’ Equity	$24,260,163	$		$

(1)	The senior notes will bear an annual fixed rate of 2.875% until August 15, 2026. From August 15, 2026 until maturity, the notes will bear an annual interest rate equal to a benchmark rate, which is expected to be the three-month term SOFR, plus 235 basis points. Customers Bancorp has the ability to call the senior notes, in whole, or in part, at a redemption price equal to 100% of the principal balance at certain times on or after August 15, 2026.

(2)	Customers Bancorp has the ability to call the subordinated notes, in whole, or in part, at a redemption price equal to 100% of the principal balance at certain times on or after December 30, 2029.

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(3)	Issued by Customers Bank. The subordinated notes had an annual fixed rate of 6.125% until June 26, 2024. From June 26, 2024 until maturity, the notes bear an annual interest rate equal to the three-month LIBOR plus 344.3 basis points. Pursuant to the Adjustable Interest Rate (LIBOR) Act enacted by Congress on March 15, 2022, Customers substituted three-month term SOFR plus a tenor spread adjustment of 26.161 basis points for three-month LIBOR as the benchmark reference rate in order to calculate the annual interest rate after June 26, 2024. Customers Bank has the ability to call the subordinated notes, in whole, or in part, at a redemption price equal to 100% of the principal balance at certain times on or after June 26, 2024.

(4)	As of December 9, 2025, the Company has accrued $1.8 million in dividends payable on the Series F Preferred Stock.

CONSOLIDATED CAPITAL RATIOS

The following table sets forth our consolidated regulatory capital ratios at September 30, 2025 (i) on an actual basis, (ii) on an as adjusted basis to give effect to the sale of $ aggregate principal amount of Notes offered hereby and (iii) on an as further adjusted basis to give effect to the sale of $ aggregate principal amount of Notes offered hereby, the redemption of all of the 2029 Subordinated Notes and the redemption of all of the Series F Preferred Stock.

As discussed in “Use of Proceeds” above, we may determine not to redeem the 2029 Subordinated Notes on March 26, 2026 or to redeem only a portion of the 2029 Subordinated Notes on March 26, 2026 or to redeem the 2029 Subordinated Notes at a later date with a portion of the net proceeds from the Notes offered hereby. You should read this table in conjunction with the information set forth under the caption “Use of Proceeds” above.

	As of September 30, 2025
	Actual	As Adjusted	As Further Adjusted
Leverage capital ratio	9.03%	%	%
Common equity Tier 1 risk-based capital ratio	13.00%	%	%
Tier 1 risk-based capital ratio	13.51%	%	%
Total risk-based capital ratio	15.35%	%	%

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DESCRIPTION OF THE NOTES

The Fixed-to-Floating Rate Subordinated Notes due 2036 (the “notes”) will be a series of our subordinated debt securities. The notes will be issued under the Indenture between us and Wilmington Trust, National Association. The following description of the notes and the Indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the notes and the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes. The following description of the particular terms of the notes supplements and replaces any inconsistent information set forth under the heading “Description of Debt Securities” in the accompanying prospectus. References in this section to “we,” “our,” and “us” mean Customers Bancorp, Inc. and not its subsidiaries.

General

The notes will be our unsecured and subordinated obligations and are intended to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The notes will be issued in an initial aggregate principal amount of $         and will mature on              , 2036 (the “Maturity Date”), unless earlier redeemed by us. The notes will rank equally among themselves, junior to our existing and future Senior Indebtedness, effectively junior to our secured subordinated indebtedness to the extent of the value securing the same and effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of Customers Bank and Customer Bancorp’s other subsidiaries. The notes are solely obligations of Customers Bancorp and are neither obligations of, nor guaranteed by our bank subsidiary, Customer Bank or any of our other subsidiaries.  See “—Ranking; Subordination” below. The notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by us at the option of the holders.

Holders of the notes and the Trustee have no right to accelerate the maturity of the notes in the event we fail to pay interest or principal on the notes, fail to perform any other obligation under the notes or in the Indenture or default on any other securities issued by us. See “—Events of Default; Limitation on Suits” below.

The Indenture contains no covenants or restrictions restricting the incurrence of Senior Indebtedness, parity indebtedness or secured subordinated indebtedness by us or the incurrence or issuance by our subsidiaries of any indebtedness, deposits or other liabilities or any preferred stock. The Indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality, except to the extent described under the headings “— Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” below.

The notes will not be savings accounts, deposits or other obligations of any of our subsidiaries and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

We may, without notice to or the consent of the holders of notes, but in compliance with the terms of the Indenture, issue additional notes having the same ranking, interest rate, maturity date and other terms as the notes other than issue date and offering price. Any such additional notes, together with the notes being issued hereby, will constitute a single series under the Indenture; provided, however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of DTC. No additional notes may be issued if any event of default (as defined below) has occurred and is continuing with respect to the notes.

Interest

From and including the date of original issuance to, but excluding,                 , 2031 or the date of earlier redemption (the “fixed rate period”), interest on the notes will accrue at the rate of                  per annum. Interest on the notes will be payable semi-annually in arrears on              and                 of each year (each, a “fixed rate interest payment date”), commencing on                    , 2026.

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From and including                 , 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus               basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on                   ,                     ,                      and                 of each year (each, a “floating rate interest payment date,” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on                   , 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For the purpose of calculating the interest on the notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. See “Calculation Agent.”

The following definitions apply to the foregoing definition of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that, if we or our designee determine on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then- current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by us or our designee after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York’s website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by us or our designee in our or our designee’s reasonable discretion).

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee determine may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if we or our designee determine that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for the use of Three-Month Term SOFR exists, in such other manner as we or our designee determine is reasonably necessary).

The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “—Effect of Benchmark Transition Event.”

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Notwithstanding the foregoing paragraphs related to the determination of interest, if we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined below) plus           basis points.

Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the notes will be binding and conclusive on you, us (if we are not the calculation agent) and the Trustee. The calculation agent will promptly provide its determination of any interest rate during the floating rate period to the Trustee and to us (if we are not the calculation agent) promptly after the Reference Time. The Trustee will have no duty to confirm or verify any such calculation. By its acquisition of the Notes, each holder of Notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by the calculation agent’s determination of the interest rate for each floating rate interest period, including the calculation agent’s determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder.

We will make each interest payment on the applicable interest payment date to the registered holders of notes at the close of business on the fifteenth day (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes at the maturity date or earlier redemption will be payable to the persons to whom principal is payable. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest payments on the notes will be the amount of interest accrued from and including                 , 2025 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date or the maturity date or earlier redemption, as the case may be.

Methods of Payment

If any interest payment date during the fixed rate period or the stated maturity or earlier redemption of the notes is not a business day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or stated maturity and no further interest will accrue as a result of such delay. If any interest payment date during the floating rate period is not a business day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or stated maturity and no further interest will accrue as a result of such delay, except that if the next succeeding business day falls in the next calendar month, then such interest payment date will be the immediately preceding day that that is a business day and in each case, the related interest periods will also be adjusted for such non-business days.

A “business day” means any day other than a Saturday, Sunday or a day in the City of New York, New York, the City of Wilmington, Delaware or a place of payment on which banking institutions or trust companies are authorized or required by law, regulation or executive order to remain closed; provided, that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. For notes held in definitive form, payments of interest may be made, at our option, by (i) mailing a check for such interest payable to or upon the written order of the person entitled thereto, to the address of such person as it appears on the security register or (ii) transfer to an account maintained by the payee located inside the United States. For notes held in global form, payments shall be made through DTC, or its nominee, as the registered owner of the notes.

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If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by us or our designee, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

Ranking; Subordination

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our existing and future Senior Indebtedness. In addition, the notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Customers Bank. As a result, the notes will be subordinate in right of payment to Customers Bank’s outstanding 2029 Subordinated Notes. See “Use of Proceeds.” The Notes will be obligations of Customers Bancorp, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.

“Senior Indebtedness” is defined to include principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

•	our obligations for money borrowed;

•	indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•

obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

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•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable;

•	any deferrals, renewals or extensions of debt, guarantees or other liabilities described in the preceding clauses; and

•	General Obligations (as defined below);

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to the notes or to other debt that is pari passu with or subordinate to the notes.

Senior Indebtedness will not include:

•	indebtedness owed by us to Customers Bank or other subsidiaries; or

•	any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the notes or to other debt that is equal with or junior to the notes, including guarantees of such indebtedness.

“General Obligations” are defined as all of our obligations to pay claims of general creditors, other than obligations on the notes and our indebtedness for money borrowed ranking equally or subordinate to the notes. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “General Obligations” will mean obligations to general creditors as described in that rule or interpretation.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the notes. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness any payment or distribution otherwise payable or deliverable to holders of the notes. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full. If, notwithstanding the preceding sentence, the Trustee or the holder of any note receives any payment or distribution before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or such holder, then such payment or distribution shall be paid over or delivered for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of notes together with the holders of any of our other obligations that rank equally with the notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the notes.

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In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or interest on, the notes or repurchase, redeem or otherwise retire any notes, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the Indenture. If the notes are accelerated before their stated maturity, the holders of Senior Indebtedness outstanding at the time the notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the notes are entitled to receive any payment on the notes. If, notwithstanding the foregoing, we make any payment to the Trustee or the holder of any note prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such holder, such payment must be paid over and delivered to us.

Because of the subordination provisions of the Indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

As discussed above, neither the notes nor the Indenture contains any limitation on the amount of Senior Indebtedness, parity indebtedness or secured subordinated indebtedness that we may incur or any indebtedness, deposits or other liabilities or any preferred stock that Customers Bank or any of our other subsidiaries may incur or issue. Indebtedness, deposits and other liabilities and any preferred equity of Customers Bank or our other subsidiaries do not fall within the definition of Senior Indebtedness, but the notes are structurally subordinated to all of them.

As of September 30, 2025, Customers Bank and our other subsidiaries had outstanding indebtedness, deposits and other liabilities of $22.2 billion (excluding intercompany liabilities), which includes $239.7 million of accrued interest payable and other liabilities and no preferred stock outstanding. All of these liabilities are contractually or structurally senior to the notes. The Indenture does not limit the amount of indebtedness, deposits or other liabilities or preferred equity that Customers Bank or any of Customer Bancorp’s other subsidiaries may, all of which would rank structurally senior to the Notes. Any additional indebtedness or deposits, other liabilities or preferred equity that our subsidiaries incur or issue may adversely affect our ability to pay our obligations on the Notes.

Optional Redemption

We may, at our option, beginning with the interest payment date of               , 2031 and on any interest payment date thereafter, redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is required. In case of any such election, notice of redemption must be provided to the holders of the notes not less than 10 days nor more than 60 days prior to the redemption date. The selection of notes to be redeemed in any partial redemption will be made in accordance with DTC’s applicable procedures. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state it is a partial redemption and the portion of the principal amount thereof to be redeemed. If we redeem only a portion of the notes on any date of redemption, we may subsequently redeem additional notes.

In addition, we may, at our option and subject to prior approval of the Federal Reserve, to the extent that such approval is required, redeem the notes, in whole but not in part, at any time prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of the occurrence of a Tax Event, a Tier 2 Capital Event or an Investment Company Event.

A “Tax Event” is defined as the receipt by us of an opinion of independent tax counsel to the effect that as a result of:

•

an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

•

a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation;

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•

an amendment to or change in any official position with respect to, or any interpretation of, a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or

•	a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after the original issue date of the notes, there is more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

A “Tier 2 Capital Event” is defined to mean our reasonable determination that, as a result of (a) any amendment to, or change in, the laws, rules, regulations, policies or guidelines of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the notes; (b) any proposed change in those laws, rules, regulations, policies or guidelines that is announced or becomes effective after the initial issuance of the notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines or policies with respect thereto that is announced after the original issue date of the notes, there is more than an insubstantial risk that we will not be entitled to treat the notes then outstanding as “Tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any notes are outstanding.

An “Investment Company Event” is defined to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Our election to redeem any notes upon the occurrence of any of the enumerated events above will be provided to the Trustee in the form of an officers’ certificate at least 60 days prior to the redemption date, or such shorter notice as may be acceptable to the Trustee. In case of any such election, notice of redemption must be provided to the holders of the notes not less than 10 days nor more than 60 days prior to the redemption date. Any such redemption may be subject to the satisfaction of conditions precedent as may be set forth in the applicable notice of redemption. If any such conditions precedent have not been satisfied, we shall provide written notice to the Trustee and each holder of the notes prior to the close of business of the business day prior to the redemption date in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice. In no event shall the Trustee be responsible to satisfy any such condition precedent, including making a deposit of money required to effectuate the redemption.

The notes are not subject to repurchase at the option of the holders of the notes.

Events of Default; Limitation on Suits

Under the Indenture, an event of default will occur with respect to the notes only upon the occurrence of any one of the following events:

•

the entry of a decree or order for relief in respect of Customers Bancorp by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

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•

the commencement by Customers Bancorp of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by Customers Bancorp to the entry of a decree or order for relief in an involuntary case under any such law; or

•	in the event a receiver, conservator or similar official is appointed for Customers Bancorp’s major subsidiary depository institution (currently, Customers Bank).

If an event of default occurs, the outstanding principal amount and all accrued but unpaid interest on the notes will become due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving Customers Bancorp, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the notes. Subject to certain conditions, but before a judgment or decree for payment of the money due has been obtained, an acceleration may be annulled by the holders of a majority in principal amount of the outstanding notes.

There is no automatic acceleration or right of acceleration in the case of a default in the payment of principal of or interest on the notes or in our non-performance of any other obligation under the notes or the Indenture. If we default in our obligation to pay any interest on the notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of the notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that, subject to the duty of the Trustee upon the occurrence of an event of default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

No holder of a note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the notes;

•

the holders of not less than 25% in principal amount of the notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

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•	the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding notes.

Merger, Consolidation, Sale, Lease or Conveyance

The Indenture provides that we may not merge or consolidate with or into any person, or sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of our assets to any person, unless:

•

we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all our obligations under the notes and the Indenture;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no default (as defined above) or event of default under the Indenture; and

•

we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating, among other things, that such transaction complies with the terms of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, us under the Indenture with the same effect as if it had been an original party to the Indenture. As a result, we will be released from all our liabilities and obligations under the Indenture and under the notes.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” of the property or assets of a person.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes, when:

(1)	either:

(i) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us or discharged from such trust, have been delivered to the Trustee for cancellation; or

(ii) all such notes not previously delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year and we have irrevocably deposited with the Trustee (or the paying agent if other than the Trustee), in trust, for the benefit of the holders of the notes, cash in United States dollars, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal and accrued interest, to the date of maturity or redemption;

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(2) we have paid or caused to be paid all sums payable by us under the Indenture with respect to the notes;

(3) we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and

(4) we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the notes have been satisfied.

Defeasance

We will be deemed to have paid and will be discharged from any and all obligations in respect of the notes and the Indenture on the 91st day after we have made the deposit referred to below, and the provisions of the Indenture will cease to be applicable with respect to the notes (except for, among other matters, certain obligations to register the transfer of or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold funds for payment in trust) if:

(1) we have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and accrued interest on the notes at the time such payments are due in accordance with the terms of the Indenture;

(2) we have delivered to the Trustee:

(i) an opinion of counsel to the effect that beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the U.S. Internal Revenue Service, referred to as the IRS, to the same effect or a change in applicable U.S. federal income tax law or related treasury regulations after the date of the Indenture;

(ii) an opinion of counsel confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(iii) an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3) no default (as defined above) or event of default with respect to the notes will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not (i) cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act in respect of the notes or (ii) result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we are a party or by which we are bound;

(4) we have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours;

(5) we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

(6) the Trustee shall have received such other documents, assurances and opinions of counsel as the Trustee shall have reasonably required.

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Supplemental Indentures/Amendments

Except as set forth below, we and the Trustee may enter into an indenture supplemental to the Indenture, with the consent of the holders of a majority in principal amount of the notes then outstanding affected by such amendment, voting as a single class. However, without the consent of each affected holder of the notes, an amendment may not:

•	reduce the principal amount of the outstanding notes the consent of whose holders is required for any amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest on any note;

•	reduce the principal of or change the maturity date of any note;

•	reduce the amount of the principal which would be due and payable upon an acceleration of the stated maturity thereof;

•	waive a default or event of default in the payment of the principal or interest on any note;

•	make any note payable in money other than those stated in the notes;

•	waive a redemption payment with respect to the notes;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to the notes;

•	change the definition of Senior Indebtedness except to reduce the scope thereof; or

•

make any changes to the sections of the Indenture regarding waiver of past defaults, the unconditional rights of holders to receive payment or the prohibition on amendments reducing the principal amount of or interest on, or extending the time for payment on, any note without the consent of each affected holder.

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We and the Trustee may enter into one or more indentures supplemental to the Indenture, without the consent of any holder of the notes, for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption of the Company’s obligations to holders of the notes by a successor to the Company pursuant to the Indenture;

•	to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the Indenture of any such holder;

•	to provide for the issuance of and establish the form and terms and conditions of notes as permitted by the Indenture;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the TIA;

•	to conform the text of the Indenture or the notes to any provision of the description thereof set forth in this prospectus supplement, the accompanying prospectus or term sheet;

•	to add any guarantor or to provide any collateral to secure any notes;

•	to add additional obligors under the Indenture and the notes; or

•

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the Indenture or the notes and the rights of any holder of a note to receive payment of principal of and interest on such note, holders of a majority in aggregate principal amount of the notes voting as a single class may waive compliance in a particular instance by us with any provision of the Indenture or the note, except as otherwise stated above.

Outstanding Notes; Determinations of Holders’ Actions

Notes outstanding at any time are the notes authenticated by the Trustee except for those cancelled by it, those mutilated, destroyed, lost or stolen that have been replaced by the Trustee, those delivered to the Trustee for cancellation and those described below as not outstanding. A note does not cease to be outstanding because we or an affiliate of us holds the note; provided, however, that in determining whether the holders of the requisite principal amount of notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver, notes owned by us or an affiliate of us will be disregarded and deemed not to be outstanding. If the paying agent holds on a redemption date money or securities sufficient to pay notes payable on that date, then immediately after such redemption date such notes will cease to be outstanding.

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The Trustee may make reasonable rules for action by or at a meeting of holders of the notes. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Limitation on Individual Liability

No director, officer, employee, incorporator or stockholder of us, as such, will have any liability for any obligations of us under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a note, by accepting a note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Effect of Benchmark Transition Event

If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such interest period and all subsequent interest periods. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) we or our designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)	Compounded SOFR;

(2)	the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(4)	the sum of (a) the alternate rate that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar- denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

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(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee determine may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee determine that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)	in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	if the Benchmark is Three-Month Term SOFR, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible and provide written notice of such determination to the calculation agent or our designee;

(2)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period) being established by us or our designee in accordance with:

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(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)	if, and to the extent that, we or our designee determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of            basis points per annum.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by us or our designee for the Corresponding Tenor by interpolating on a linear basis between (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above, under the heading “— Interest.”

Determinations and Decisions

We and our designee are expressly authorized to make certain determinations, decisions, and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by our designee under the terms of the notes, including any determination with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period, any determination under the benchmark transition provisions, any determination of a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the notes and the Trustee absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and or our designee will not make any such determination, decision, or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the notes or the Trustee.

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If our designee fails to make any determination, decision, or election that it is required to make under the terms of the notes, then we will make that determination, decision, or election on the same basis as described above. In connection with such determination, decision or election, the Company will be treated as the calculation agent for all purposes under the Indenture. The Indenture provides that the Trustee will have no liability relating to any delay caused by the calculation agent’s, our or our designee’s failure to timely or appropriately determine the rate of interest borne by the notes.

Calculation Agent

We will appoint a calculation agent for the notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We may remove the calculation agent at any time. If the calculation agent is unable or unwilling to act as calculation agent or is removed by us, we will promptly appoint a replacement calculation agent. If at any time, there is no calculation agent appointed by us, then we will be the calculation agent.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace, or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at Wilmington Trust, National Association, 99 Wood Avenue South – Suite# 1000, Iselin, NJ 08830, as the paying agent for the notes.

Trustee

Wilmington Trust, National Association will act as Trustee for the notes under the Indenture, as permitted by the terms thereof. At all times, the Trustee must be a corporation organized and doing business under the laws of the United States or any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision and examination by federal or state authorities and that, together with its direct parent, if any, has a combined capital and surplus of at least $250,000,000. The Indenture shall always have a trustee that satisfies the applicable requirements of the Trust Indenture Act. The Trustee may resign at any time by giving us written notice; and may be removed as Trustee with respect to the notes:

•	by the holders of a majority in aggregate principal amount of the then outstanding notes by notification in writing to us and the Trustee; or

•

by us if (i) the Trustee fails to comply with the eligibility requirements described above; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law; (iii) a custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, we will promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to us. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to holders of the notes.

The occurrence of any default under the Indenture could create a conflicting interest for the Trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the Trustee has or acquired a conflicting interest, the Trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as Trustee with respect to the notes issued under the Indenture. If the Trustee resigns, we are required to promptly appoint a successor trustee with respect to the notes.

The Trust Indenture Act also imposes certain limitations on the right of the Trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The Trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

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Wilmington Trust, National Association and/or certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under the Indenture may act as trustee under any of our other indentures.

Tier 2 Capital

The notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•

be subordinated to our depositors, general creditors and all senior indebtedness of the Company: that is, the notes must be subordinated at a minimum to all borrowed money, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, and obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts, and similar arrangements;

•

not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the Company or of a major subsidiary institution of the Company;

•	by their terms be callable by the Company only after five years, unless there occurs (i) a Tax Event, (ii) a Tier 2 capital or (iii) an Investment Company Event;

•	not contain credit sensitive features, such as an interest rate reset, based in whole or in part, on the credit standing of the Company;

•	redemption or repurchase of the notes requires prior Federal Reserve approval; and

•	not contain provisions permitting the institution to redeem or repurchase the notes prior to the maturity date without prior approval of the Federal Reserve, unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

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Notices

Any notices required to be given to the holders of the notes will be given to DTC, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

Governing Law

The Indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Clearance and Settlement

The Notes will be represented by one or more global certificates, which we refer to individually as a “Global Note” and collectively as the “Global Notes,” deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by the Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent, or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

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Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy). DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions, and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions, and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Customers Bancorp Inc., the Trustee, or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising, or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests. Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Customers Bancorp Inc. nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

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Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies, and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this subsection concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax considerations that may be relevant to you if you purchase the Notes in this offering. This summary applies only to holders that purchase the Notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of the Notes is sold to investors) and that hold the Notes as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, referred to as the Code) for U.S. federal income tax purposes (generally, assets held for investment). We intend, and by acquiring any Notes each holder will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment, although no opinions have been sought, and no assurances can be given, with respect to such treatment. The following discussion assumes that our treatment of the Notes as indebtedness for U.S. federal income tax purposes will be respected.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of such holder’s circumstances (for example, persons subject to any minimum tax provisions of the Code). In addition, this summary does not apply to you if you are a member of a class of holders subject to special rules, such as a dealer or broker in securities, commodities or currencies; a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings; a bank; an insurance company or other financial institution; a tax-exempt organization; an entity treated as a partnership, S corporation or other pass-through entity for U.S. federal income tax purposes and investors therein; an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements; a person that owns the Notes that are a hedge or that are hedged against interest rate risks; a person that owns the Notes as part of a straddle, constructive sale or conversion transaction for tax purposes or other integrated transaction or risk reduction transaction; a person that purchases or sells the Notes as part of a wash sale for tax purposes; a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; a U.S. expatriate; a regulated investment company or real estate investment trust; a controlled foreign corporation or a passive foreign investment company; or a retirement plan, individual retirement account, 401(k) plan or similar tax favored account, or a person that will hold the Notes in a retirement plan, individual retirement account, 401(k) plan or similar tax favored account. In addition, this summary does not address any non-income tax considerations or any non-U.S. or state or local tax consequences.

This section is based on the Code, its legislative history, existing, temporary and proposed regulations promulgated thereunder, referred to as the Treasury regulations, and administrative and judicial interpretations thereof, published rulings and court decisions, all as in effect on the date of this prospectus supplement. The laws and authorities discussed herein are subject to change, possibly on a retroactive basis. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth in this summary. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions nor that the IRS will not assert, or a court would not sustain, a challenge to one or more of the tax consequences described below.

If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds the Notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its independent tax advisors with regard to the U.S. federal income tax treatment of an investment in the Notes.

You should consult your independent tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes in light of your particular circumstances, as well as the effect of any relevant state, local, non-U.S. or other tax laws.

U.S. Holders

This section applies to you if you are a “U.S. holder.” As used herein, the term “U.S. holder” means a beneficial owner of a note who or that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

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•

a corporation (or other entity classified as a U.S. corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person for federal income tax purposes.

If you are not a U.S. holder, this section does not apply to you and you should refer to “— Non-U.S. Holders” below.

Payments of Stated Interest. It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury regulations). Accordingly, stated interest on a note generally will be taxable to a U.S. holder as described below under “—Qualified Stated Interest.”

If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount, or “OID,” as it accrues in accordance with a constant yield method. U.S. holders should consult their tax advisors as to the consequences to them if the Notes are issued with OID.

Variable Rate Debt Instruments. The Notes will initially bear interest at a fixed annual rate. From and including, 2031 to, but excluding, the maturity date or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the benchmark rate, which is expected to be Three-Month Term SOFR, plus               basis points. Under applicable Treasury regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of (i) one or more “qualifying floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

Qualified Stated Interest. The tax treatment of interest paid on the Notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury regulations) that qualifies under the variable rate debt instrument rules. The amount of qualified stated interest on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the Notes, is determined pursuant to special rules discussed further under “—Determination of Interest Accruals on the Notes” below. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder’s income under the rules governing OID, regardless of such U.S. holder’s method of accounting.

Determination of Interest Accruals on the Notes. Under applicable Treasury regulations, in order to determine the amount of QSI in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes).

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Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, is determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument.

For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

Based upon current market conditions and the manner in which the interest rates on the Notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the Notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the Notes, we expect that the Notes will be presumed to remain outstanding until maturity, all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any OID.

Purchase, Sale, Exchange, Redemption or Retirement of the Notes. Your federal income tax basis in your note generally will be its cost. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount you realized on the sale, exchange, redemption, retirement or other taxable disposition of a note, excluding an amount equal to any accrued but unpaid interest (which will be taxable as ordinary income to the extent not previously included in income), and your federal income tax basis in your note. Your amount realized is the sum of cash plus the fair market value of any property received upon the sale, exchange, redemption, retirement or other taxable disposition of a note. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition you have held the note for more than one year or short-term capital gain or loss if the note was held for one year or less. Under current law, long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced tax rates. Your ability to offset capital losses against ordinary income is limited.

Medicare Tax. Certain U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay an additional 3.8 percent tax on their net investment income, which includes, among other things, interest income and capital gains from the sale or other disposition of Notes less expenses associated with such income, subject to certain limitations and exceptions (referred to as the Medicare tax). If you are a U.S. holder that is an individual, estate or trust, you should consult your independent tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” As used herein, the term “non-U.S. holder” means a beneficial owner of a note who or that is an individual, corporation, estate or trust and is not a U.S. holder.

If you are a U.S. holder, this subsection does not apply to you and you should refer to “— U.S. Holders” above.

Payments of Interest. Under U.S. federal income tax laws, and subject to the discussion of FATCA, and backup withholding below, if you are a non-U.S. holder of Notes, you generally will not be subject to U.S. federal income or withholding tax, on payments of interest with respect to the Notes, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a “controlled foreign corporation” that is related directly or constructively to us through stock ownership; and

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•

you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code (generally in connection with an extension of credit pursuant to a loan agreement entered into in the ordinary course of the bank’s trade or business).

In addition, for this exemption from U.S. federal withholding tax to apply, a non-U.S. holder must provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, or other appropriate documentation, certifying, under penalties of perjury, that such non-U.S. holder is not a U.S. person. If the non-U.S. holder holds its Notes through a financial institution or other agent acting on its behalf, such non-U.S. holder will be required to provide appropriate documentation to the agent. Such non-U.S. holder’s agent will then be required to provide such documentation to the applicable withholding agent.

If you cannot satisfy the requirements outlined above, interest on the Notes that is not effectively connected income (as discussed below) generally will be subject to U.S. federal withholding tax (currently imposed at a 30% rate, or a lower rate if an applicable income tax treaty so provides and you satisfy the relevant certification requirements). We will not pay any additional amounts to you in respect of any amounts so withheld. If interest on the Notes is effectively connected with the conduct by you of a trade or business within the United States and, if an income tax treaty applies, such interest is attributable to a permanent establishment or fixed base maintained by you in the United States, you generally will be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. holder and, if you are a non-U.S. corporation, you may also be subject to the branch profits tax (currently imposed at a rate of 30% or a lower rate if an income tax treaty so provides). Any such interest will not also be subject to U.S. federal withholding tax, however, if you deliver to us a properly executed IRS Form W-8ECI or acceptable substitute form in order to claim an exemption from U.S. federal withholding tax.

Purchase, Sale, Exchange, Redemption or Retirement of the Notes. Subject to the discussion of backup withholding and FACTA below, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will not be subject to U.S. federal income or withholding tax on any gain recognized unless (1) the gain is effectively connected with the conduct by you of a trade or business within the United States and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States, or (2) you are a nonresident alien individual, who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met. If you are a non-U.S. holder who is described under (1) above, see the discussion below under “— Effectively Connected Income.” If you are a non-U.S. holder who is described under (2) above, you generally will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, retirement or other taxable disposition of Notes, which may be able to be offset by certain U.S. capital losses (notwithstanding the fact that you are not considered a U.S. resident for U.S. federal income tax purposes). Any amount attributable to accrued but unpaid interest on the Notes generally will be treated in the same manner as payments of interest made to you, as described above under “— Payments of Interest.”

Effectively Connected Income. If interest or gain recognized on a note is effectively connected with the conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder in the United States, then such interest or gain will not be subject to the U.S. federal withholding tax discussed above if, in the case of interest, the non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. Such interest or gain, however, will generally be subject to U.S. federal income tax on a net income basis at regular U.S. federal income rates. In addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such non-U.S. holder qualifies for a lower rate or an exemption from such branch profits tax under an applicable income tax treaty.

Backup Withholding and Information Reporting

If you are a U.S. holder, information reporting generally will apply to certain payments of principal of, and interest on the Notes and to the proceeds of the sale or other disposition (including a retirement or a redemption) of a note unless such U.S. holder is an exempt recipient (including, among others, a corporation or a tax-exempt organization). In general, a U.S. holder may be subject to U.S. federal backup withholding on payments on the Notes and the proceeds of a sale or other disposition of the Notes if such U.S. holder fails to (i) provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. holder’s taxpayer identification number and complying with certain certification requirements or (ii) otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. We will not pay any additional amounts to you in respect of any amounts so withheld.

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Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our Notes by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of our Notes through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells our Notes through a foreign broker which derives more than a specified percentage of its income from U.S. sources or has certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of Notes generally will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability as long as such holder provides the required information to the IRS in a timely manner.

FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder (commonly referred to as FATCA) impose, under certain circumstances, a withholding tax of 30% on payments of U.S. source interest made to certain non-U.S. entities (whether such non-U.S. entities are beneficial owners or intermediaries) unless various information reporting requirements are satisfied. Among other requirements, “foreign financial institutions” generally must provide information about their United States account holders and “non-financial foreign entities” must provide information about their substantial United States owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “Non-U.S. Holder — Payments of Interest,” the U.S. federal withholding tax under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. The U.S. Treasury Department has released proposed regulations that, if finalized in their present form, would eliminate the FATCA withholding tax to gross proceeds from sales or other dispositions of the Notes. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued. In addition, under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. We will not pay any additional amounts to you in respect of any amounts withheld pursuant to FATCA. Prospective purchasers of the Notes should consult their own independent tax advisors regarding these withholding and reporting provisions.

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CERTAIN ERISA CONSIDERATIONS

General Fiduciary Matters

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Part 4 of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and any other plans that are subject to Section 4975 of the Code, (together with ERISA Plans, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under Section 406 of ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules could result in excise taxes or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code, that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”), are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition, holding or disposition of the Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (“Plan Asset Entity”) with respect to which we, the Trustee, an underwriter or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless an applicable exemption is available for such transactions. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief, if required, for direct or indirect prohibited transactions that may arise from the purchase, holding or disposition of the Notes. These exemptions include, but are not limited to, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide exemptive relief for the purchase and sale of the Notes by a Plan or a Plan Asset Entity.

Each purchaser or holder of the Notes will be deemed to have represented and warranted by its purchase, holding or disposition of the Notes that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing, holding or disposing of the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement, or (2) the purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws. Further, any purchaser or holder of the Notes or any interest therein, which purchaser or holder is a Plan, a Plan Asset Entity or a Non-ERISA Arrangement, will be deemed to have represented by its purchase and holding of the Notes or any interest therein that (i) fiduciaries of such Plan, Plan Asset Entity or Non-ERISA Arrangement have made the decision to make such investment independently (and not relying on any advice) from us, (ii) such fiduciaries are validly authorized to take such action, and (iii) such investment is consistent with their fiduciary responsibilities and the provisions of ERISA and/or the Code or any other Similar Law or other applicable law, along with the terms of any document governing such Plan, Plan Asset Entity, or Non-ERISA Arrangement.

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Neither we, nor the Trustee, nor any underwriter, including our and their affiliates, have made or will make a recommendation or provide advice on which any Plan, Plan Asset Entity or Non-ERISA Arrangement (or the fiduciary or other person with investment responsibilities over the assets of such Plan, Plan Asset Entity or Non-ERISA Arrangement) will rely in connection with the decision to purchase, hold or dispose of the Notes. Neither we, nor the Trustee, nor any underwriter, including our and their affiliates, is acting as a fiduciary to such Plan, Plan Asset Entity or Non-ERISA Arrangement with respect to the purchase, holding or disposition of the Notes by a Plan, Plan Asset Entity or Non-ERISA Arrangement.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering the purchase, holding or disposition of the Notes on behalf of, or with the assets of, any Plan, Plan Asset Entity or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments as well as the availability of exemptive relief, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar provisions of Similar Laws. The sale of any Note to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us, the Trustee, any underwriter, or any of our or their respective affiliates, that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

The foregoing discussion of ERISA and Section 4975 of the Code is, of necessity, general and does not purport to be complete, and does not constitute legal advice. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect. Prospective investors who are investing employee benefit plan assets should consult with their legal counsel familiar with such matters concerning the appropriateness of an investment in the Notes and the consequences under ERISA or other applicable law of an investment in the Notes.

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UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement with Keefe, Bruyette & Woods, Inc., Piper Sandler & Co. and Raymond James & Associates, Inc. who are acting as representatives for the underwriters named below with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriters have agreed to purchase, severally, the aggregate principal amount of Notes set forth next to their names in the following table.

Underwriter	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$
Piper Sandler & Co.	$
Raymond James & Associates, Inc.	$
Total	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters will purchase all of the Notes offered hereby if any of them are purchased. If any of the underwriters default, and the aggregate principal amount of Notes which such defaulting underwriter(s) agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Notes to be purchased on such date, the other underwriters shall be obligated to purchase severally pursuant to the proportions outlined in the underwriting agreement, or in such other proportions as the representatives may specify. We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Notes will constitute a new class of securities with no established trading market. The underwriters have advised us that, following the completion of this offering, it currently intends to make a market in the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Notes, that you will be able to sell any of the Notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the Notes offered hereby subject to their acceptance of such Notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed      % of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

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The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).

Per Note	Total
Public offering price(1)%	$
Underwriting discounts and commissions paid by us(2)%	$
Proceeds to us, before expenses %	$

(1) Plus accrued interest from            , 2025 to the date of delivery.

(2) We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering. Such reimbursement is deemed underwriters’ compensation by the Financial Industry Regulatory Authority (“FINRA”).

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $     . This estimate reflects that we may reimburse the underwriters for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including certain expenses attributable to legal fees and marketing, syndication and travel. The underwriters may also reimburse us for certain of our expenses related to the offering.

We expect that delivery of the Notes will be made against payment therefor on or about                  , 2025, which will be the third business day following the date of pricing of the Notes, or “T+3.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the date that is one business day prior to the settlement date will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Listing

The Notes will not be listed on any national securities exchange or quoted on any automated quotation system.

No Sale of Similar Securities

We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, offer, sell, contract to sell or otherwise dispose of any debt securities, or warrants to purchase or otherwise acquire debt securities, substantially similar to the Notes (other than (i) the Notes, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Notes at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

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A stabilizing bid is a bid for the purchase of Notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the Notes. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriter to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time without notice.

Other Activities and Relationships

We and Piper Sandler Companies, the parent company of Piper Sandler & Co., an underwriter for this offering, have two 10% or greater shareholders in common. This is deemed a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to Rule 5121, Piper Sandler & Co. will not confirm sales of the Notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. Such investments and securities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their respective affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their respective affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Other Matters

Other than in the United States, no action has been taken by us or any of the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference from Customers Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of the Customers Bancorp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus supplement, any additional prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus supplement and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2025);

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025 and for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025 and for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025; and

•

Our Current Reports on Form 8-K filed with the SEC on April 2, 2025, May 14, 2025, May 28, 2025, June 2, 2025, June 11, 2025 (Form 8-K/A), July 25, 2025, September 5, 2025, September 26, 2025, and October 31, 2025.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Andrew Sachs, Corporate Secretary, Customers Bancorp, Inc., 701 Reading Avenue, West Reading, PA 19611; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.customersbank.com. We have included the web addresses for the SEC and us as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

We have also filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

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PROSPECTUS

Customers Bancorp, Inc.

Voting Common Stock
Class B Non-Voting Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

We may offer and sell the securities identified above from time to time, in one or more transactions. We may also issue common stock, preferred stock, debt securities or depositary shares upon the conversion, exchange or exercise of certain of the securities identified above. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the securities being offered, including the price of the securities. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement, before you decide to invest in any of our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.

We may offer and sell these securities to or through one or more agents, dealers or underwriters as designated by us from time to time, or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, or such amount will be calculable from the information set forth therein. For additional information, see “Plan of Distribution.” No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CUBI.”

Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000.

These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before making a decision to invest in any of our securities.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2025

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ABOUT THIS PROSPECTUS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of fact and typically relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

This prospectus and any prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any agreement or other document are only summaries, are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information disclosed in our subsequent filings with the SEC and any applicable prospectus supplement that is inconsistent with the information included in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

All references in this prospectus and any prospectus supplement to “Customers Bancorp,” “Customers,” the “Company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of fact and typically relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

In addition to the risks described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, other important factors to consider and evaluate with respect to such forward-looking statements include:

•	a prolonged downturn in the economy, particularly in the geographic areas in which we do business, or an unexpected decline in real estate values within our market areas;
•	the impact of forbearances or deferrals we are required to provide or that we agree to as a result of borrower requests and/or government actions, including, but not limited to our potential inability to fully recover deferred payments from the borrower or the collateral;
•	inflation, interest rate, securities market and monetary fluctuations;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•	our ability to attract and retain deposits and other sources of liquidity;
•	public health crises and pandemics and their effects on the economic and business environments in which we operate;
•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and escalating conflict in the Middle East, which could impact economic conditions in the United States;
•	the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships;
•	the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding;
•	higher inflation and its impacts; and the effects of any changes in accounting standards or policies.
•	our ability to raise additional funding in the capital markets, if necessary, to fund our operations and business plan;
•	changes in the financial performance and/or condition of our borrowers or depositors;
•	changes in the level of non-performing and classified assets and charge-offs, which may require us to increase our allowance for credit losses, charge off loans and leases and incur elevated collection and carrying costs related to such non-performing assets;
•	changes in estimates of our future loss reserve requirements under current expected credit losses (“CECL”) based upon our periodic review thereof under relevant regulatory and accounting requirements;

iii

•	potential claims, damages, penalties, fines and reputational damage arising from litigation and regulatory and government actions relating to our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our action in response to, or failure to implement or effectively implement, applicable federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect amounts due under our loans;
•	the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, Financial Accounting Standards Board and other accounting standard setters;
•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including, without limitation, changes in capital requirements under Basel III;
•	the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations and potential expenses associated with complying with such regulations;
•	the effects of heightened regulatory requirements applicable to banks with assets in excess of $10 billion;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	costs and effects of legal and regulatory oversight and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines, restrictions on our business activities or reputational damage;
•	any failure of ours to comply with anti-money laundering and anti-terrorism financing laws;
•	our ability to identify borrowers and make loans at terms that are favorable to us;
•	our ability to attract and retain qualified personnel;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	our ability to execute our digital distribution strategy;
•	technological changes, including acceptance and success of our proprietary business-to-business (“B2B”) instant payments platform, cubiX, which is subject to a variety of factors that are difficult to evaluate;
•	changes in consumer spending, borrowing and saving habits;
•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	costs and effects of system failures or cybersecurity incidents or other breaches of our network security and the network security of our third-party service providers and our borrowers and depositors;
•	the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not being integrated successfully or such integration being more difficult, time-consuming or costly than expected;
•	our ability to engage third-party service providers and the ability of our third-party service providers to adequately perform their services;
•	material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our shareholders;
•	our ability to manage the risks of change in our deposit and loan mix;
•	our ability to manage the risks inherent in our consumer loan and mortgage portfolios;
•	shareholder and analyst ratings and sentiment, and the effects they may have on the price at which our securities trade;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for those opportunities;
•	our ability to manage servicing, processing forgiveness, and guarantee submissions of Paycheck Protection Program (“PPP”) loans; and
•	any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

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You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus or the applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank, and is a member of the Federal Reserve System, with deposits insured by the FDIC. Customers Bancorp, Customers Bank and our non-bank subsidiaries serve businesses and residents in Berks County and Southeastern Pennsylvania (Bucks, Chester and Philadelphia Counties); New York (Westchester and Suffolk Counties, and Manhattan); Hamilton, New Jersey; Boston, Massachusetts; Providence, Rhode Island; Portsmouth, New Hampshire; California (Southern California and the Bay Area); Nevada (Las Vegas and Reno); and nationally for certain loan and deposit products.

Customers Bank has seven branches and provides commercial banking products, primarily loans and deposits. In addition, Customers Bank administratively supports loan and other financial products, including equipment finance leases, to customers through its limited-purpose offices. Customers Bank also serves specialized businesses nationwide, including its mortgage finance loans, commercial equipment financing, SBA lending and specialized lending. Customers Bank also offers consumer loans through relationships with fintech companies.

We were incorporated as a Pennsylvania incorporation on April 7, 2010 to facilitate a reorganization into a bank holding structure pursuant to which the Bank became our wholly owned subsidiary. Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. We have included our web address as inactive textual references only. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

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RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other filings that we make with the SEC. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus and any prospectus supplement.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include refinancing, reducing or repaying debt, repurchasing shares of voting common stock or redeeming senior equity securities; investments in Customers Bank and any other of our subsidiaries as regulatory capital to fund growth; financing possible investments or acquisitions; expansion of the business; and investments at the holding company level. The prospectus supplement with respect to an offering may identify different or additional uses for the proceeds of that offering. In most cases, management will retain broad discretion over the allocation of net proceeds.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

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DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, the preferred stock, the debt securities, the depositary shares, the warrants and the units that we may offer and issue under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our articles of incorporation and bylaws, which have been filed or incorporated by reference in the registration statement of which this prospectus is a part. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Under our articles of incorporation, we are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, comprising:

•	100,000,000 shares of voting common Stock, par value $1.00 per share;
•	100,000,000 shares of Class B non-voting common stock, par value $1.00 per share; and
•	100,000,000 shares of preferred stock.

Our board of directors has the authority to establish and divide the authorized and unissued shares of voting common stock and of Class B non-voting common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of September 2, 2025, there were 31,633,189 shares of voting common stock and no shares of Class B non-voting common stock outstanding.

Our board of directors also has the authority to establish and divide the authorized and unissued shares of preferred stock into series or classes or both and to determine whether or not shares in any series or class of preferred stock have par value and, if so, the par value, whether or not the shares in a series or class have voting rights and if so whether those voting rights are full, limited, multiple or fractional, and for each series or class of preferred stock, the designations, preferences, and other special rights, if any, including dividend rights, conversion rights, redemption rights and liquidation preferences, if any, and the qualifications, limitations, or restriction on those rights, and the number of shares of each series or class. As of September 2, 2025, there were 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding.

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Our board of directors previously created five series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D and Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E. All shares of these five series of preferred stock were repurchased by us and are no longer outstanding. The shares of these five series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Subject to applicable law and the provisions of our articles of incorporation and bylaws, our board of directors could issue preferred stock, or additional shares of voting common stock or Class B non-voting common stock, with terms different from those of our existing common stock, at any time.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of voting common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Each holder of voting common stock is entitled to one vote per share. The holders of voting common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

Any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of those securities or dissolution requires the approval of the holders of Class B non-voting common stock voting separately as a class. Otherwise, the holders of the Class B non-voting common stock have no voting power, and do not have the right to participate in or have notice of any meeting of shareholders.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of voting common stock.

Dividend Rights

The holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay dividends is affected by the ability of our subsidiaries, including Customers Bank, to pay dividends or otherwise transfer funds to us. The ability of our subsidiaries to pay dividends or make other distributions to us, and our ability to pay dividends to shareholders is, and could in the future be, subject to or influenced by bank regulatory requirements and capital guidelines.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends. As discussed above under "—General" we have currently issued and outstanding shares of preferred stock that have priority over the right of holders of our common stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings, if any, to increase our net worth and reserves. We have not historically declared or paid dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior our common stock, and other factors deemed relevant by our board of directors.

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Redemption, Preemptive Rights and Repurchase Provisions

Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our voting common stock are subject to Federal Reserve regulations and policies, and in some cases also may be subject to prior notice to and approval by the Federal Reserve. Our ability to make repurchases of our common stock also may be effectively constrained by federal and state bank regulatory capital requirements.

Liquidation Rights

In the event we are liquidated, dissolved or our affairs are wound up, the holders of our common stock will be entitled to share ratably in all of our assets remaining after paying or making adequate provision for all our debts and liabilities, subject, however, to any preferential liquidation rights of holders of any other class or series of our stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Some provisions of Pennsylvania law, our articles of incorporation and our bylaws may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Provisions of Our Governing Documents. Our articles of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;
•	Divide our board of directors into three classes serving staggered three-year terms;
•	Restrict the ability of shareholders to remove directors;
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Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;
•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;

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Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;
•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;
•

Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries’ constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and
•	Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of impeding a change in control. These provisions, among other things, prohibit for five years, subject to certain exceptions, a “business combination,” which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the corporation’s voting power in an election of directors. In addition, certain provisions of the Pennsylvania Business Corporation Law:

•	Expand the factors and groups (including shareholders) a board of directors can consider in determining whether a certain action is in the best interests of the corporation;
•	Provide that a board of directors need not consider the interests of any particular group as dominant or controlling;
•

Provide that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•

Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duties of directors are solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also provides that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•

Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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•	Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of us or the consideration that might be offered or paid to shareholders in such an acquisition.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” and “labor contracts” provisions of the Pennsylvania Business Corporation Law. As a result of our opting-out from coverage by these statutes, none of the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” or “labor contracts” statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CUBI.”

Transfer Agent

Computershare serves as the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. While the terms summarized below will apply generally to any shares of preferred stock that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any shares of preferred stock offered under that prospectus supplement may differ from the terms described below. Specific statements with respect to shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the statement with respect to shares that contains the specific terms of the shares of preferred stock.

General

Our articles of incorporation provides that our board of directors may issue, without action by our shareholders, a maximum of 100,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine. As of September 2, 2025, there were 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding. The rights and privileges relating to these outstanding shares of our preferred stock are governed by the applicable statement with respect to shares for each series of preferred stock, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should refer to those statements with respect to shares for the specific terms of the preferred stock that is outstanding, which may be important to you.

Our board of directors previously created five series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock and Series D Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E. All shares of these five series of preferred stock were repurchased by us and are no longer outstanding. The shares of these five series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

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In authorizing the issuance of any additional shares of our preferred stock, other than additional shares of the series of preferred stock that are then currently outstanding, our board of directors may determine the following:

•	the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;
•

the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•

whether the shares of each such series shall be redeemable by us at our option or the holder of the shares, and, if redeemable, the terms and conditions upon which the shares of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the shares of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•

the terms, if any, upon which shares of such series will be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

Terms

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related statement with respect to shares for specific terms of the shares of preferred stock of such series, including, where applicable:

•	the title of the series, stated value and liquidation preferences, the number of shares constituting the series and the number of shares of the series that are being offered;
•	the price or other consideration for which the shares will be issued;
•

the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate, and the participating and other rights, if any, with respect to dividends;

•	the redemption or sinking fund provisions, if any;
•	whether the shares will be convertible into, or exchangeable for, shares of any other class or series and, if so, the provisions relating to conversion or exchange rights;

•	the voting powers, full or limited, if any, of the shares offered; and
•	such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our Board may deem advisable.

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When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.

Voting Rights

Holders of shares of preferred stock will have no voting rights, except as (i) otherwise stated in the applicable prospectus supplement, (ii) as otherwise stated in the statement with respect to shares establishing such series or (iii) as required by applicable law.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. If a series of preferred stock is redeemable at our option, that applicable prospectus supplement will specify the conditions to such redemption and any restrictions, whether pursuant to the terms of the preferred stock or other securities or obligations of our, or pursuant to regulatory requirements, on our ability to redeem. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem, the time or times for such redemption, the redemption price per share and other obligations of ours in connection with the redemption. In each case, the applicable prospectus supplement will indicate whether the redemption price can be paid in cash or other property. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

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Conversion and Exchange

If any series of preferred stock we propose to offer and issue is convertible into or exchangeable for any other class or series of our capital stock or any other securities of ours, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders a distribution in the amount provided in statement with respect to shares and will receive such distributions (if any) before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock. If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

Unless otherwise stated in the applicable prospectus supplement or the related statement with respect to shares, neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may offer debt securities which may be senior or subordinated. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities we offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. The applicable senior or subordinated indenture, the applicable supplemental indenture and the form of debt security relating to a particular offering of debt securities have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the applicable indenture and supplemental indenture that contains the specific terms of the debt securities.

We may issue senior debt securities from time to time, in one or more series under a senior indenture that we have entered into with a trustee, which we refer to as the “senior trustee” or in another senior indenture we may enter into in the future with a senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture that we have entered into with a trustee, which we refer to as the “subordinated trustee” or in another subordinated indenture we may enter into in the future with a subordinated trustee. The senior indenture and subordinated indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The below summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement.

Customers Bancorp is a bank holding company and almost all of our operating assets are owned by Customers Bank. We are a legal entity separate and distinct from Customers Bank. We rely primarily on dividends from Customers Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Customers Bank. Accordingly, our debt securities will be effectively subordinated to all existing and future liabilities of Customers Bank, and holders of our debt securities should look only to our assets for payments of the debt securities.

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As used in this section only, “Customers,” “Customers Bancorp,” the “Company,” “we,” “our” or “us” refer to Customers Bancorp, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under the indentures from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the applicable indenture.

As of September 2, 2025, Customers Bancorp has outstanding two series of senior and subordinated debt securities: (i) 2.875% fixed-to-floating senior notes due 2031, and (ii) 5.375% subordinated notes due 2034. Each of these series of notes were issued pursuant to an indenture and a supplemental indenture that define the terms of such notes, and such indentures and supplemental indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should refer to those indentures and supplemental indentures for the specific terms applicable to these outstanding notes, which may be important to you. In addition, as of September 2, 2025, Customers Bank has outstanding 6.125% fixed-to-floating subordinated notes due 2029. These notes were issued pursuant to a note subscription agreement dated June 24, 2014 that defines the terms of such notes, and such notes subscription agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should refer to the note purchase agreement for the specific terms applicable to these outstanding notes, which may be important to you.

Unless otherwise provided in a prospectus supplement, the senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “—Subordination.” In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “—Subordination.”

You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:

•	the title and type of the debt securities;
•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the price at which the debt securities will be issued, which may be expressed as a percentage of the principal;
•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•

the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•	the interest payment dates and the record dates for interest payment dates, or the method by which such dates will be determined;
•	the persons to whom interest will be payable;

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•

the place or places where the principal of, and any premium or interest on, the debt securities will be payable, where any debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•

whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•

whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities of ours and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	if other than United States dollars, the currency of payment in which the principal of, and any premium or interest on, the debt securities will be paid;
•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•

whether the principal of, and any premium or interest on, the debt securities will be payable, at our or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, and any premium or interest on, the debt securities;
•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
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in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any provisions relating to any security provided for the debt securities;
•	whether the debt securities will be guaranteed as to payment or performance;
•

any addition to, deletion of or change in the “events of default” described in this prospectus or in the indentures with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the applicable indenture with respect to the debt securities;

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•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered;
•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge;
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the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•	the names of any depositaries, security registrars, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the offer and sale of the securities.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Except as described under “—Consolidations, Mergers and Sales of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are summarized below, including any addition of a covenant or other provision providing event risk or similar protection.

Unless otherwise set forth in the applicable prospectus supplement, the entity acting as trustee will also act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Neither we nor the trustee or the registrar is required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

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If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below).

“Senior Indebtedness” is defined to include principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

•	our obligations for money borrowed;

•	indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•	obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable;

•	any deferrals, renewals or extensions of debt, guarantees or other liabilities described in the preceding clauses; and

•	General Obligations (as defined below);

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to any subordinated debt securities or to other debt that is pari passu with or subordinate to the subordinated debt securities.

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Senior Indebtedness does not include:

•	indebtedness owed by us to Customers Bank or any other subsidiaries of ours; or

•	any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the subordinated debt securities or to other debt that is equal with or junior to the subordinated debt securities, including guarantees of such indebtedness.

“General Obligations” are defined as all of our obligations to pay claims of general creditors, other than obligations on subordinated debt securities and our indebtedness for money borrowed ranking equally or subordinate to the subordinated debt securities. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “General Obligations” will mean obligations to general creditors as described in that rule or interpretation.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on any subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness any payment or distribution otherwise payable or deliverable to holders of any subordinated debt securities. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full. If, notwithstanding the preceding sentence, the subordinated trustee or the holder of any subordinated debt securities receives any payment or distribution before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the subordinated trustee or such holder, then such payment or distribution shall be paid over or delivered for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of subordinated debt securities together with the holders of any of our other obligations that rank equally with the subordinated debt securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or interest on, the subordinated debt securities or repurchase, redeem or otherwise retire any subordinated debt securities, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the Indenture. If the subordinated debt securities are accelerated before their stated maturity, the holders of Senior Indebtedness outstanding at the time the subordinated debt securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the subordinated debt securities are entitled to receive any payment on the subordinated debt securities. If, notwithstanding the foregoing, we make any payment to the subordinated trustee or the holder of any subordinated debt securities prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the subordinated trustee or such holder, such payment must be paid over and delivered to us.

The indentures do not limit the amount of Senior Indebtedness that we may incur.

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Events of Default, Waiver

Under the indentures, unless and to the extent modified by a supplemental indenture, an event of default will occur with respect to the debt securities upon the occurrence of any one of the following events:

•	our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 30 days;

•	our default in the payment of any principal on the debt securities when due and payable either at maturity, upon any redemption, upon acceleration of maturity or otherwise;

•	our failure to perform any other covenant or agreement contained in the debt securities or in the indenture and the continuance of such failure for a period of 90 days after notice specifying such failure and demanding that we remedy the same is given to us by the applicable trustee, or to us and the applicable trustee by the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities;

•	a court having jurisdiction enters a decree or order for relief in respect of us or a material subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, or a decree or order adjudging us or a material subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or a material subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of us or a material subsidiary or for any substantial part of our or such material subsidiary’s property, or ordering the winding-up or liquidation of our or such material subsidiary’s affairs, shall have been entered, and such decree or order remains unstayed and in effect for a period of 60 consecutive days;

•	we or a material subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereinafter in effect or any other case or proceeding to be adjudicated bankrupt or insolvent, or consent to the entry of a decree or order for relief in respect of us or a material subsidiary in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against us or a material subsidiary, or the filing by us or a material subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by us or a material subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or a material subsidiary or of any substantial part of our or its property, or the making by us or a material subsidiary of an assignment for the benefit of creditors, or the taking of action by us or a material subsidiary in furtherance of any such action; or

•	we or a material subsidiary defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or a material subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or a material subsidiary having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

A “material subsidiary” means Customers Bank or any successor thereof, or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 30% or more of our consolidated assets. As of the date of this prospectus, our only material subsidiary is Customers Bank.

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If an event of default, other than an event of default relating to bankruptcy, insolvency, reorganization or similar events of the Company with respect to the applicable debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities, by notice to us (with a copy to the applicable trustee if such notice is given by the holders), may declare the entire principal amount of and all accrued but unpaid interest on all the applicable debt securities to be due and payable immediately. Subject to certain conditions, the holders of a majority in aggregate principal amount of the outstanding applicable debt securities may on behalf of the holders of all of the applicable debt securities rescind such acceleration and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction. If an event of default relating to bankruptcy, insolvency, reorganization or similar events of the Company occurs, the entire principal amount of and all accrued but unpaid interest on all the applicable debt securities will automatically become immediately due and payable without any declaration or other action on the part of the applicable trustee or any holder.

The indentures also provide that the holders of a majority in aggregate principal amount of the applicable debt securities may on behalf of the holders of all of such debt securities waive any existing default or event of default with respect to such debt securities and its consequences, except a continuing default or event of default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the applicable indenture which cannot be amended or modified without the consent of all holders of the applicable debt securities.

The holders of not less than a majority in aggregate principal amount of the applicable debt securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee with respect to such debt securities, subject to the trustee's right to receive indemnity satisfactory to it.

Except to enforce the right to receive payment of principal or interest, when due, no holder of debt securities may pursue any remedy with respect to the indenture applicable to such holder's debt securities unless:

•	such holder has previously given the applicable trustee written notice of a continuing event of default with respect to such debt securities;

•	the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities have made a written request to the applicable trustee to pursue the remedy with respect to such default in its own name as such trustee under such indenture;

•	such holders offer and provide to the applicable trustee security or indemnity acceptable to such trustee against any costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable trustee has not complied with such request within 60 days after receipt of the request and the offer and the provision of security or indemnity acceptable to such trustee; and

•	the holders of a majority in aggregate principal amount of the then outstanding applicable debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Satisfaction and Discharge

The applicable indenture will be discharged and will cease to be of further effect as to all debt securities issued pursuant to such indenture, when:

(1) either:

(i) all such debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and such debt securities for whose payment money has been deposited in trust and thereafter repaid to us or discharged from such trust, have been delivered to the applicable trustee for cancellation; or

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(ii) all such debt securities not previously delivered to the applicable trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year and we have irrevocably deposited with the applicable trustee (or the paying agent if other than the trustee), in trust, for the benefit of the holders of the debt securities, cash in United States dollars, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the applicable debt securities not delivered to the trustee for cancellation for principal and accrued interest, to the date of maturity or redemption;

(2) we have paid or caused to be paid all sums payable by us under the applicable indenture with respect to the debt securities;

(3) we have delivered irrevocable instructions to the applicable trustee to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be; and

(4) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been satisfied.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We will be deemed to have paid and will be discharged from any and all obligations in respect of a series of debt securities and the related indenture on the 91st day after we have made the deposit referred to below, and the provisions of such indenture will cease to be applicable with respect to such debt securities (except for, among other matters, certain obligations to register the transfer of or exchange of such debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust) if:

(1) we have irrevocably deposited with the applicable trustee, in trust, for the benefit of the holders of such debt securities, cash in United States dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and accrued interest on such debt securities at the time such payments are due in accordance with the terms of the applicable indenture;

(2) we have delivered to the applicable trustee:

(i) an opinion of counsel to the effect that holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the U.S. Internal Revenue Service, referred to as the IRS, to the same effect or a change in applicable U.S. federal income tax law or related treasury regulations after the date of the applicable indenture;

(ii) an opinion of counsel confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(iii) an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3) no default (as defined above) or event of default with respect to such debt securities will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not (i) cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act in respect of such debt securities or (ii) result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

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(4) we have delivered to the applicable trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours;

(5) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

(6) the applicable trustee shall have received such other documents, assurances and opinions of counsel as such trustee shall have reasonably required.

Covenant Defeasance. We will not need to comply with the restrictive covenants described in any prospectus supplement with respect to a series of debt securities and other covenants relating to, among other matters, our furnishing of periodic reports under the Exchange Act, our maintenance of our corporate existence and the maintenance of our properties, and the applicable provisions of an indenture, if any, will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the notes when due, upon:

(1) the satisfaction of the conditions described in clauses 1, 2(ii), 2(iii), 3, 4 and 5 under “—Legal Defeasance;” and

(2) our delivery to the applicable trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of an applicable indenture as described in the immediately preceding paragraph and such debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the applicable trustee may not be sufficient to pay amounts due on such debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Supplemental Indentures/Amendments

Except as set forth below, we and the trustee under the applicable indenture may enter into an indenture supplemental to such indenture, with the consent of the holders of not less than a majority in principal amount of the debt securities then outstanding and affected by such amendment, voting as a single class. However, without the consent of each affected holder of such debt securities, an amendment may not:

•	reduce the principal amount of such debt securities;

•	reduce the rate of or extend the time for payment of interest on such debt securities;

•	reduce the principal of or change the maturity date of such debt securities;

•	reduce the amount of the principal which would be due and payable upon an acceleration of the stated maturity thereof;

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•	waive a default or event of default in the payment of the principal or interest on any such debt securities (except a rescission of acceleration of such debt securities, where permitted, by the holders of at least a majority in principal amount of such debt securities outstanding and a waiver of the payment default that resulted from such acceleration);

•	make any such debt securities payable in money other than those stated in such debt securities;

•	waive a redemption payment with respect to such debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such debt securities; or

•	make any changes to the sections of the applicable indenture regarding waiver of past defaults, the unconditional rights of holders to receive payment or the prohibition on amendments reducing the principal amount of or interest on, or extending the time for payment on, any such debt securities without the consent of each affected holder.

We and the trustee under the applicable indenture may enter into one or more indentures supplemental to the applicable indenture, without the consent of any holder of debt securities covered by such indenture, for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption of the Company’s obligations to holders of such debt securities by a successor to the Company pursuant to the applicable indenture;

•	to make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the applicable indenture;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the TIA;

•	to conform the text of the applicable indenture or such debt securities to any provision of the description thereof set forth in this prospectus or any related prospectus supplement or term sheet;

•	to add any guarantor or to provide any collateral to secure any such debt securities;

•	to add additional obligors under the applicable indenture and such debt securities; or

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee.

Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to an indenture or the debt securities covered thereby and the rights of any holder of such debt securities to receive payment of principal of and interest on such debt securities, holders of a majority in aggregate principal amount of the applicable debt securities voting as a single class may waive compliance in a particular instance by us with any provision of the applicable indenture or the debt securities covered thereby, except as otherwise stated above.

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Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•

we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all our obligations under the outstanding debt securities and the indentures;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no default (as defined above) or event of default under the indentures; and
•	we shall have delivered to the trustees an officers’ certificate and an opinion of counsel, each stating, among other things, that such transaction complies with the terms of the indentures and that all conditions precedent provided for in the indentures relating to such transaction have been complied with.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, us under the indentures with the same effect as if it had been an original party to the indentures. As a result, we will be released from all our liabilities and obligations under the indentures and under the debt securities.

There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” of the property or assets of a person.

Governing Law

The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus and the related depository agreements and depository receipts. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific depositary agreements and depositary receipts relating thereto will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete depositary agreements and depositary receipts certificates that contain the terms of the depositary shares.

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General

We may, at our option, elect to offer and issue fractional shares of preferred stock rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock.

We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement and deposit agreement.

While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

Conversion and Exchange

Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

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Withdrawal of Preferred Stock

If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.

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Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to good faith performance of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

•	the title of the warrants;
•	the offering price for the warrants;
•	the aggregate number of warrants offered;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, purchasable upon exercise of the warrants;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, with which the warrants are issued and the number of warrants issued with each of these securities;
•	the date after which the warrants and any common stock, preferred stock or debt securities, if any, issued with the warrants will be separately transferable;
•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, the principal amount of debt securities may be purchased upon such exercise;

•	the dates on which the right to exercise the warrants begins and expires;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of certain United States federal income tax considerations;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	any redemption or call provisions applicable to the warrants;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and
•	any other terms, preferences, rights or limitations of or restrictions on the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we propose to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements that we may enter into. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.

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We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

•	the title of the series of units;
•	the price or prices at which such units will be issued;
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	a discussion of certain United States federal income tax considerations; and
•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

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PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters;

•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods or any other method permitted by law.

We also may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

•	the name or the underwriter, dealer or agent;
•	the public offering or purchase price of the securities;
•	any discounts and commissions to be allowed or paid to the underwriter or agent;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers;

•	any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and

•	any securities exchanges on which the securities will be listed.

If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

The sale and distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable conditions or restrictions.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

 We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement on a national securities exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Customers Bancorp’s Annual Report on Form 10-K and the effectiveness of Customers Bancorp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been incorporated by reference in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus, any prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2025);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025 and for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025; and

•	Our Current Reports on Form 8-K filed with the SEC on April 2, 2025, May 14, 2025, May 28, 2025, June 2, 2025, June 11, 2025 (Form 8-K/A), July 25, 2025, September 5, 2025, September 26, 2025, and October 31, 2025.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Andrew Sachs, Corporate Secretary, Customers Bancorp, Inc., 701 Reading Avenue, West Reading, PA 19611; telephone (610) 933-2000.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.customersbank.com. We have included the web addresses for the SEC and us as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

We have also filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

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Customers Bancorp, Inc.

$
% Fixed-to-Floating Rate Subordinated Notes due 2036

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PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	Raymond James

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These securities are not savings accounts or deposits and are not federally insured or guaranteed.

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                               , 2025